UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 2.02	Results of Operations and Financial Condition

(a)
On August 3, 2005, Windsortech, Inc. issued a press release disclosing its financial results for the three months and six months ended June 30, 2005. Text of the press release dated August 3, 2005, titled “Windsortech, d/b/a QSGI, Reports Double Digit Sequential Revenue Growth in all of its Segments for the Second Quarter” is furnished as Exhibit 99.1 to this current report.

(b)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1 a.	Text of press release issued by WindsorTech, Inc. dated May 10, 2005, titled “Windsortech, d/b/a QSGI, Reports Double Digit Sequential Revenue Growth in all of its Segments for the Second Quarter.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: August 4, 2005	By: /S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer

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